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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 17, 2006

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                         PRG-SCHULTZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

           GEORGIA                      000-28000                58-2213805
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

          600 GALLERIA PARKWAY, SUITE 100, ATLANTA, GEORGIA 30339-5949
               (Address of principal executive office) (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 779-3900

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Restructuring of Outstanding Notes

As previously reported, on March 17, 2006, PRG-Schultz International, Inc. (the "Company") accepted all of its 4.75% Convertible Subordinated Notes due 2006 (the "Existing Notes") that were tendered in its exchange offer (the "Exchange Offer") which expired on that day. $124,530,000, or 99.6%, of the outstanding principal amount of Existing Notes were tendered and exchanged in the Exchange Offer. As a result of the consummation of the Exchange Offer, $470,000 of the Existing Notes remain outstanding, and the company issued an aggregate of (a) $51,635,846 in principal amount of 11.0% Senior Notes Due 2011 (the "11% Notes"); (b) $59,774,400 in principal amount of 10.0% Senior Convertible Notes Due 2011 (the "10% Convertible Notes"); and (c) 124,530 shares, or $14,943,600 liquidation preference, of 9.0% Senior Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock"). Each $1,000 of face amount of the 10% Convertible Notes is convertible into approximately 2.083 shares of Series B Preferred Stock, except that upon the occurrence of certain events (including the amendment of the Company's Articles of Incorporation to increase the number of shares of common stock available for issuance), the 10% Convertible Notes will be convertible only into common stock, at a rate of approximately 1,538 shares per $1,000 principal amount.

The 10% Convertible Notes and the 11% Notes were issued subject to the terms and conditions set forth in two Indentures entered into on March 17, 2006 between the Company and U.S. Bank National Association as Trustee. Except as previously reported, there are no material relationships between the Company or any of its affiliates and the Trustee. The Indentures are filed as Exhibits 4.1 and 4.2, respectively, to this Form 8-K, and are incorporated hereunder by reference.

Immediately following consummation of the Exchange Offer, existing common shareholders owned 54.1% of the equity of the Company. If all of the 10% Convertible Notes could have been and were converted into Series B Preferred Stock at that time, existing common shareholders would own approximately 30% of the equity of the Company. In addition, under the terms of the Amended and Restated Restructuring Support Agreement dated February 1, 2006, entered into among the Company, Blum Capital Partners, L.P., Parkcentral Global Hub Limited, Petrus Securities L.P., Tenor Opportunity Master Fund, Ltd. and Thales Fund Management, LLC, the Company is obligated to cause the Board of Directors to consist of seven members, and the Ad Hoc Committee representing Existing Noteholders is entitled to designate four of those seven members.

The 10% Convertible Notes, the 11% Notes, the Series A Preferred Stock and the Series B Preferred Stock are more particularly described in the Company's Form 8-K filed March 21, 2006 and Form 10-K for the fiscal year ended December 31, 2005.

Participation in the Exchange Offer was limited to holders of Existing Notes, and therefore the 11% Notes, the 10% Notes, and the Series A Preferred were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 3(a)(9) of that Act.

Registration Rights Agreement

In connection with the Exchange Offer, the Company also entered into a Registration Rights Agreement on March 17, 2006, with Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co. KG, Blum Capital Partners, L.P., Stinson Capital Partners, L.P., Stinson Capital Partners (QP), L.P., Stinson Capital Partners II, L.P., Stinson Capital Partners S, L.P., Parkcentral Global


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Hub Limited, and Petrus Securities LP (the "Investors"). Under the Registration
Rights Agreement, the Company is obligated to file a registration statement with the U.S. Securities and Exchange Commission ("SEC") registering the resale by the Investors of their 10% Convertible Notes, Series A Preferred Stock, Series B Preferred Stock, the common stock underlying such securities, any capital stock issued with respect to any of such securities, and the 11% Notes. Subject to certain exceptions, the agreement requires that the registration statement be filed no later than May 15, 2006. The Company is required to use reasonable best efforts to have the registration statement declared effective by the SEC as soon as practicable, but no later than August 14, 2006. Unless an exemption is available, the Company is also required to register the resale of the securities with state securities commissions upon request.

If the Company defaults on certain obligations under the Registration Rights Agreement, including its agreement to file the registration statement with the Securities and Exchange Commission no later than May 15, 2006, or if the registration statement is not declared effective on or before August 14, 2006, Investors are entitled to certain "Registration Delay Payments." Any Registration Delay Payments will accrue based on the principal amount of the 11% Notes or 10% Convertible Notes or liquidation preference of the Preferred Stock (or, in the event of common stock issued upon conversion of any of the foregoing, the liquidation preference of the Preferred Stock upon conversion of which the common stock was issued), plus any stated interest or dividends on the 11% Notes, 10% Convertible Notes or Preferred Stock, as the case may be, at a rate of 0.05% per month during the 90-day period immediately following the occurrence of the default. The rate will increase by 0.05% per month at the end of each subsequent 90-day period, but may never exceed 3.00% per annum. Any Registration Delay Payments would be payable: (1) with respect to the Notes, on the next scheduled interest payment date, (2) with respect to Preferred Stock, upon the next scheduled dividend payment date, and (3) with respect to common stock issued upon conversion of any of the foregoing, on the thirtieth day following the registration default (and, if such registration default is continuing, each thirtieth day thereafter so long as any Registration Delay Payments remain due and payable).

The Registration Rights Agreement also contains customary indemnification clauses. The Investors have no material relationships with the Company and its affiliates except for their ownership of Company securities, their participation in the syndication of the Company's new credit facility, their rights to designate certain directors of the Board of Directors, and as otherwise previously disclosed in the Company's periodic reports on file with the SEC.

New Credit Facility

On Friday, March 17, 2006, the Company also entered into a Financing Agreement, Security Agreement, and other ancillary documents establishing a new senior secured credit facility with Ableco Finance LLC and The CIT/Group/Business Credit, Inc. A portion of the new facility is being syndicated to the Company's prior bridge financing lenders. The new credit facility includes a $25.0 million term loan, the net proceeds of which were funded to the Company at closing on March 17, 2006, and up to $20 million in revolving loan borrowings, none of which are currently outstanding.

A portion of the net proceeds of the new senior credit facility was used to repay all outstanding borrowings under the Company's prior senior credit facility with Bank of America, which were approximately $1.6 million, and all outstanding amounts under the bridge loan between the company and certain holders of its Existing Notes, including accrued and unpaid interest, which were approximately $10.1 million. The prior credit facility and the bridge loan were repaid pursuant to two Termination and Release Agreements entered into on March 17, 2006, with Bank of America, N.A. and the lenders under the Company's bridge financing, respectively. The two Termination and Release Agreements effect the termination of, respectively, the Amended and Restated Credit Agreement among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., certain subsidiary guarantors, and Bank of America, N.A. dated as of November 30, 2004 (as


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subsequently amended) and ancillary documents, and the Credit Agreement and ancillary documents among PRG-Schultz USA, Inc., PRG-Schultz International, Inc., certain subsidiary guarantors, and lenders Blum Strategic Partners II, L.P., Blum Strategic Partners II, GMBH & Co. KG, Parkcentral Global Hub Limited, and Petrus Securities L.P.

None of the foregoing lenders has any material relationship with the Company or its affiliates except as holders of Company securities, holders of rights under the Registration Rights Agreement, holders of rights to designate certain directors on the Company's Board of Directors, and as otherwise previously reported in the Company's filings with the SEC.

For more detailed information about the Company's new credit facility and the repayment of the Company's previous credit facility and bridge loan, see the Company's Form 10-K for fiscal year ended December 31, 2005.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Repayment of Prior Credit Facilities

See Item 1.01 above regarding termination of the Company's Credit Agreements and related documents, the contents of which are incorporated hereunder by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

In connection with the establishment of the Company's new senior secured credit facility, on March 17, 2006, the Company and Ableco Finance LLC, as collateral agent for the lenders under the credit facility, entered into a Security Agreement and other related documents under which each of the Company and the Company's existing and subsequent acquired or organized direct and indirect domestic wholly-owned subsidiaries (except for PRG-Schultz USA, Inc., the borrower) have guaranteed the new facility. All of the obligations under the new senior secured credit facility are secured by liens on substantially all of the Company's assets (including the stock of the Company's domestic subsidiaries and two-thirds of the stock of certain of the Company's foreign subsidiaries).

There are no material relationships between Ableco Finance LLC or any of the other lenders and any of the Company, its affiliates, directors or officers, other than as described above under Item 1.01 and as previously reported in the Company's periodic reports filed with the SEC.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01 above regarding entry into the Company's new credit facility and the issuance of the 10% Convertible Notes and the 11% Notes on March 17, 2006, the contents of which are incorporated hereunder by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above regarding issuance of the 10% Convertible Notes and the Series A Preferred Stock, the contents of which are incorporated hereunder by reference.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

See Item 1.01 above regarding the issuance of the 10% Convertible Notes and the Series A Preferred Stock, and the entry into a new credit facility. The contents of Item 1.01 are incorporated hereunder by reference.



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SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01(D)  EXHIBITS.

Exhibit
Number         Description
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3.1            Articles of Amendment filed March 15, 2006 (as corrected March
               17, 2006) (incorporated by reference to the registrant's Form 8-K filed March 21, 2006)

4.1 Indenture dated as of March 17, 2006 governing 10% Senior Convertible Notes due 2011, with Form of Note appended

4.2 Indenture dated as of March 17, 2006 governing 11% Senior Notes due 2011, with Form of Note appended






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, PRG-Schultz International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PRG-SCHULTZ INTERNATIONAL, INC.



Date:  March 23, 2006                   By:  /s/ C. McKellar, Jr.
                                            ------------------------------------
                                                 Clinton McKellar, Jr.
                                                 General Counsel and Secretary


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